UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 12, 2016

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2016, the Board of Directors (the “Board of Directors”) of Towerstream Corporation (the “Company”) appointed Philip Urso as Interim Chief Executive Officer and Arthur Giftakis as Chief Operating Officer of the Company. Mr. Urso presently serves as Chairman of the Board of Directors and Mr. Giftakis as Senior Vice President of Engineering and Operations of the Company.

The Company entered into a Separation Agreement (the “Separation Agreement”) on February 12, 2016 with Jeffrey Thompson, the Company’s Chief Executive Officer, pursuant to which Mr. Thompson resigned from all positions with the Company and its subsidiaries, and as a member of the Board of Directors. Among other terms and conditions, the Separation Agreement provides for (i) the mutual release of claims, liabilities and causes of action by Mr. Thompson and the Company, (ii) payment of an amount approximately equal to the remaining term of Mr. Thompson's employment agreement which expires October 2016 and (iii) vesting of option and other stock incentive awards held by Mr. Thompson.

Unless revoked, the Separation Agreement becomes effective eight days following execution. Mr. Thompson’s decision to resign did not result from any disagreement with the Company, the Company’s management or the Board of Directors.

The foregoing description of the terms of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Separation Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

There are no understandings or arrangements between Mr. Urso and any other person pursuant to which Mr. Urso was appointed as Interim Chief Executive Officer.

There are no understandings or arrangements between Mr. Giftakis and any other person pursuant to which Mr. Giftakis was appointed as Chief Operating Officer.

Except for Philip Urso who is the cousin of Howard L. Haronian, M.D., there are no family relationships among our directors or executive officers.

Mr. Urso, age 55, co-founded Towerstream, Inc. (NASDAQ: TWER), has served as the Company's director and chairman since inception and was Chief Executive Officer from inception until November 2005.  Mr. Urso has extensive business management expertise and significant experience in the wireless broadband and tower industries.  In 1995, he co-founded eFortress and served as its president through 1999. From 1983 until 1997, Mr. Urso owned and operated a group of radio stations. In addition, Mr. Urso co-founded the regional cell-tower company, MCF Communications, Inc.

Mr. Giftakis, age 49, has served as the Company’s Senior Vice President of Engineering and Operations since January, 2014. Prior to his position with the Company, Mr. Giftakis served as the Director of Sales Engineering at Sockeye Networks and Navisite. In addition, he was the Director of Data Communications at Bell Atlantic for ten years.

Item 8.01     Other Events.

On February 17, 2015, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation Agreement by and between the Company and Jeffrey Thompson dated February 12, 2016.

99.1	Press Release dated February 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Date: February 17, 2016	By:	/s/ Philip Urso
Philip Urso, Interim Chief Executive Officer